UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

CytoDyn, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-49908	83-1887078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 MAIN STREET, SUITE 660
VANCOUVER, Washington		98660
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 360 980-8524

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2026, at a meeting held by the Board of Directors (the “Board”) of CytoDyn Inc. (the “Company”), which followed a number of discussions among members of the Board’s Nominating and Corporate Governance Committee and Jacob P. Lalezari, M.D. (“Dr. Lalezari”), the Company’s Chief Executive Officer, the Board appointed Robert E. Hoffman (“Mr. Hoffman”) as the Company’s Chief Executive Officer effective October 20, 2026. Mr. Hoffman will also continue to serve as the Company’s principal accounting officer. Also on October 16, 2026, Dr. Lalezari confirmed his resignation as the Company’s Chief Executive Officer effective October 20, 2026, and accepted a non-executive role with the Company as Head of Research and Translational Sciences.

Mr. Hoffman, age 60, has served as the Company’s Chief Financial Officer since May 15, 2025. From November 2021 to October 2024, Mr. Hoffman served as President, CEO, interim Chief Financial Officer and Chairperson of the board of directors of Kintara Therapeutics, Inc., a clinical stage biopharmaceutical company previously listed on Nasdaq and focused on the development and commercialization of new cancer therapies. Mr. Hoffman previously served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc. (Nasdaq: HRTX), a commercial-stage biotechnology company, from April 2017 to October 2020; and as Chief Financial Officer of AnaptysBio, Inc. (Nasdaq: ANAB), a specialty pharmaceutical company, from July 2015 to September 2016. Mr. Hoffman is currently a member of the boards of directors of TuHURA Biosciences (Nasdaq: HURA), a clinical stage immuno-oncology company that acquired Kintara Therapeutics in October 2024; and Fibrobiologics, Inc. (Nasdaq: FBLG), a clinical stage company focused on treating chronic diseases. He previously was a director of Esperion Therapeutics, Inc. (Nasdaq: ESPR), a commercial stage biopharmaceutical company, from April 2025 until its acquisition in July 2026. Mr. Hoffman is a former member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

There are no family relationships, as defined in Item 401 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”), between Mr. Hoffman and any of the Company’s other executive officers and directors. Other than the Employment Agreement between Mr. Hoffman and the Company effective May 15, 2025, there is no arrangement or understanding between Mr. Hoffman and any other person pursuant to which he was appointed as CEO of the Company. The Employment Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2025, and is incorporated herein by reference. There are no transactions in which Mr. Hoffman has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

In connection with Mr. Hoffman’s appointment as Chief Executive Officer, on October 16, 2026, the Board’s Compensation Committee approved the following changes in his compensation for the fiscal year ending May 31, 2027, effective October 20, 2026: an increase in his annual base salary to $525,000; an increase in his bonus target rate from 40% to 50%; and a grant of stock options under the Company’s Amended and Restated 2012 Equity Incentive Plan (the “Plan”) for the purchase of 2,500,000 shares at an exercise price equal to the higher of the closing prices for the Company’s common stock on October 16 and October 20, 2026, with a term ending on October 16, 2036, and vesting as to 25% on October 16, 2027, and the balance in equal monthly installments through October 16, 2030.

The Company and Dr. Lalezari have also entered into an agreement for his continued employment in his new role, which replaced his prior executive employment agreement. No changes were made in Dr. Lalezari’s compensation in connection with execution of the new agreement.

Item 7.01 Regulation FD Disclosure.

On October 19, 2026, the Company issued a press release announcing the appointment of Mr. Hoffman as the Company’s Chief Executive Officer and related information as described in Item 5.02 above. The press release is furnished as Exhibit 99.1 to this report. Also on October 19, 2026, the Company provided an investor webcast. The slide presentation included with the webcast, which has also been posted on the Company’s website, is furnished as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report.

Exhibit Number Description

99.1	Press release dated October 19, 2026
99.2	Investor presentation slides, as presented on October 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date:	October 19, 2026	By:	/s/ Tyler Blok
Tyler Blok Chief Legal Officer